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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AQUILA, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	44-0541877
(State of incorporation or Organization)	(I.R.S. Employer Identification No.)
20 West Ninth Street, Kansas City, Missouri	64105
(Address of Principal Executive Office)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-88280

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Premium Income Equity Securities	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        The class of securities to be registered is the Premium Income Equity Securities of Aquila, Inc. (PIES), a Delaware corporation.

        For a description of the PIES, reference is made to the Prospectus Supplement for the PIES dated August 18, 2004 to the Prospectus contained in the Registration Statement on Form S-3, as amended, of Aquila, Inc. (Registration No. 333-88280), which description is incorporated herein by reference.

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Item 2.    Exhibits.

Exhibit No.		Description
3.1		Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference — SEC File No. 001-03562).
3.2		Amended and Restated Bylaws of the Registrant. (Filed as Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference — SEC File No. 001-03562)
4.1*		Underwriting Agreement between the Registrant and the underwriters named therein.
4.2(a	)	Indenture dated as of August 24, 2001, between the Registrant (formerly known as UtiliCorp United Inc.) and J.P. Morgan Trust Company, National Association (as successor to the Bank One Trust Company, N.A.), as Trustee. (Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 No. 333-68400 and incorporated herein by reference.)
4.2(b	)	First Supplemental Indenture, dated February 28, 2002, between the Registrant (formerly known as UtiliCorp United Inc.) and J.P. Morgan Trust Company, National Association (as successor to the Bank One Trust Company, N.A.), as Trustee. (Filed as Exhibit 4 to the Registrant's Current Report on Form 8-K filed February 27, 2002 and incorporated herein by reference — SEC File No. 001-03562).
4.2(c	)*	Form of Third Supplemental Indenture, between the Registrant and J.P. Morgan Trust Company, National Association, as Trustee.
4.3		$430,000,000 Credit Agreement, dated April 9, 2003, among the Registrant, the lenders and Credit Suisse First Boston. (Exhibit 10(a)(3) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference — SEC File No. 001-03562).
4.4		Form of Rights Agreement between the Registrant and UMB Bank, N.A. (as successor to First Chicago Trust Company of New York), as Rights Agent. (Exhibit 4 to the Registrant's (formerly UtiliCorp United Inc.) Quarterly Report on Form 10-Q for the period ended September 30, 1996 and incorporated herein by reference — SEC File No. 001-03562).
4.5		Prospectus Supplement for the PIES dated August 18, 2004 and Prospectus included in the Registrant's Registration Statement on Form S-3 (Registration No. 333-88280).

*
To be filed as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Aquila, Inc.
Dated: August 20, 2004	By:	/s/ LESLIE J. PARRETTE, JR.
		Name	Leslie J. Parrette, Jr.
		Title	Senior Vice President, General Counsel and Corporate

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE